UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 or 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2014

SHORETEL, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33506	77-0443568
(Commission File Number)	(IRS Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 331-3300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of September 12, 2014, the Board of Directors of ShoreTel, Inc. (the “Company”) amended the Company’s Third Amended and Restated Bylaws (as amended, the “Bylaws”) to add a forum selection provision as Article IX. This provision generally provides that unless the Company consents in writing to the selection of an alternate forum, a state or federal court located within the state of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or the Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Company’s Certificate of Incorporation or the Bylaws, and (v) any action or proceeding asserting a claim against the Company governed by the internal affairs doctrine. The Bylaws are filed as Exhibit 3.01 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Exhibit Title
3.01	Fourth Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

By:	/s/ Allen Seto
Allen Seto, VP & General Counsel

Date: September 15, 2014